UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2017

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
 1025 Laurel Oak Road
Voorhees, NJ 08043
(Address of principal executive offices, including zip code)
(856) 346-8200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Matters.

Preliminary Approval of Settlement of West Virginia Freedom Industries, Inc. Chemical Spill Claims

On September 21, 2017, the U.S. District Court for the Southern District of West Virginia granted preliminary approval of a settlement class and proposed class action settlement (the “Settlement”) with respect to claims against West Virginia-American Water Company (“WVAWC”), a wholly owned subsidiary of American Water Works Company, Inc. (the “Company”), American Water Works Service Company, Inc. (“AWWSC”), a wholly owned subsidiary of the Company, and the Company (collectively, the “American Water Defendants”), by all putative class members (collectively, the “Plaintiffs”) for all claims and potential claims arising out of the January 9, 2014 Freedom Industries, Inc. chemical spill into the Elk River in West Virginia. Preliminary approval was granted after the parties to the Settlement filed with the court a proposed amended settlement agreement and related materials on August 25, 2017 addressing the matters set forth in the court’s July 6, 2017 order denying without prejudice the joint motion for preliminary approval of the Settlement. The economic terms contained in the proposed amended settlement agreement are materially similar to those included in the binding global agreement in principle to settle claims originally approved by the court in October 2016 and previously disclosed in the Company’s Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2017.
The terms of the Settlement propose a global resolution of all federal and state litigation and potential claims against the American Water Defendants and their insurers. Under federal class action rules, a claimant may elect to opt out of the final Settlement, in which case such claimant will not receive any benefit from or be bound by the terms of the Settlement. The American Water Defendants would have the right to withdraw from the Settlement if more than a certain number of putative class members opt out of the Settlement. Under the terms and conditions of the Settlement and the amended settlement agreement, the American Water Defendants have not admitted, and will not admit, any fault or liability for any of the allegations made by the Plaintiffs in any of the actions to be resolved.
The proposed aggregate pre-tax amount of the Settlement with respect to the Company remains at $126 million. However, the aggregate portion of the Settlement to be contributed by WVAWC, net of insurance recoveries, has been reduced from $65 million to $43 million (approximately $26 million after-tax) due to the recent settlement with one of the Company’s general liability insurance carriers. This reduction will apply to WVAWC’s contributions to the guaranteed fund. The contribution by another defendant to the Settlement remains at $25 million. If any final approval order by the court with respect to the Settlement is appealed and such appeal would delay potential payment to claimants under the Settlement, WVAWC and the other defendant to the Settlement will contribute up to $50 million and $25 million, respectively, to the Settlement (not including, in the case of WVAWC, any contributions by the Company’s general liability insurance carriers which would not be made until such time as a final, non-appealable order is issued) into an escrow account during the pendency of such appeals. For certain claims, WVAWC and the other defendant to the Settlement may, in lieu of these escrowed contributions, make advance payments of such claims if agreed to by the parties. All administrative expenses of the Settlement and attorneys’ fees of class counsel related thereto would be paid from the funds designated to pay claims covered by the Settlement.
Notice of the terms of the Settlement will be provided to members of the settlement class within 21 days of the court’s preliminary approval order. Following the notice period, the court will hold a fairness hearing to consider final approval of the Settlement. There can be no assurance that the Settlement will not be amended further or that the court will provide its final approval as to any agreement negotiated between the parties reflecting the terms of the Settlement.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the ability to obtain final approval from the court as to the terms of the Settlement or any agreement negotiated between the parties reflecting the terms of the Settlement, the ultimate terms and conditions of the Settlement, the ability to obtain full or further reimbursement from the remaining non-participating insurance carrier for amounts that may be paid by WVAWC in the Settlement, the number of claimants who may elect to opt out of the Settlement, and the impact of the Settlement in future periods on the Company’s consolidated financial statements. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the 2016 Form 10-K and other filings with the SEC, and the additional risks and uncertainties described herein.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or WVAWC’s business, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: September 22, 2017	By:	/s/ LINDA G. SULLIVAN
Linda G. Sullivan
Executive Vice President and Chief Financial Officer